Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Lee Enterprises, Incorporated. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Praetorian PR LLC

By:	/s/ Harris Kupperman
Harris Kupperman, Managing Member
Date:	03/05/2025

Praetorian Capital Fund LLC

By:	/s/ Harris Kupperman
Harris Kupperman, Managing Member of its Manager
Date:	03/05/2025

Praetorian Capital Management LLC

By:	/s/ Harris Kupperman
Harris Kupperman, Managing Member
Date:	03/05/2025

Mongolia (Barbados) Corp.

By:	/s/ Genevieve Walkden Jackson
Genevieve Walkden Jackson, Chief Financial Officer of its Controlling Person and Sole Shareholder
Date:	03/05/2025

Mongolia Growth Group Ltd.

By:	/s/ Harris Kupperman
Harris Kupperman, CEO and Executive Chairman
Date:	03/05/2025

Kupperman Harris

By:	/s/ Harris Kupperman
Harris Kupperman
Date:	03/05/2025